UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2024
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD.

RumbleOn, Inc. (the “Company”) uses certain systems hosted by CDK Global (“CDK”), including eLead, a customer relationship management system (“CRM”) and CVR, a system that processes temporary licenses in Florida. CDK has acknowledged that it was impacted by a cyber event on June 19, 2024. The Company has not experienced disruptions to its dealer management system for the powersports segment, which supports critical dealership operations including those supporting sales, inventory and accounting functions. All of the Company’s powersports dealerships are open and operating utilizing, to the extent required, workaround solutions to minimize any disruptions caused by the suspension of certain systems by CDK, including the CRM. In addition, the Company’s vehicle transportation services segment provides brokerage services facilitating automobile transportation primarily between and among dealers, some of which have been impacted by CDK’s suspension of certain systems.

While this incident has had, and is likely to continue to have, a negative impact on the Company’s business operations until the relevant systems are fully restored, the Company does not believe at this time that it is reasonably likely to have a material impact on the Company, including its financial condition or results of operations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: June 25, 2024	By:	/s/ Brandy L. Treadway
Brandy L. Treadway
Chief Legal Officer